 Exhibit 99.1

Mercury General Corporation Announces Third Quarter Results and Declares Quarterly Dividend

LOS ANGELES , Oct. 31, 2023 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the third quarter of 2023:

Consolidated Highlights
	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2023	2022	$	%	2023	2022	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$ 1,090,311	$ 996,939	$ 93,372	9.4	$ 3,129,483	$ 2,947,000	$ 182,483	6.2
Net premiums written (1)	$ 1,206,503	$ 1,034,476	$ 172,027	16.6	$ 3,332,049	$ 3,062,267	$ 269,782	8.8

Net realized investment losses, net of tax (2)	$ (71,101)	$ (113,928)	$ 42,827	NM	$ (48,010)	$ (459,177)	$ 411,167	NM
Net loss	$ (8,227)	$ (98,303)	$ 90,076	NM	$ (95,058)	$ (505,902)	$ 410,844	NM
Net loss per diluted share (3)	$ (0.15)	$ (1.78)	$ 1.63	NM	$ (1.72)	$ (9.14)	$ 7.42	NM

Operating income (loss) (1)	$ 62,874	$ 15,625	$ 47,249	302.4	$ (47,048)	$ (46,725)	$ (323)	NM
Operating income (loss) per diluted share (1)	$ 1.14	$ 0.28	$ 0.86	307.1	$ (0.85)	$ (0.84)	$ (0.01)	NM
Catastrophe losses net of reinsurance (4)	$ 33,000	$ 19,000	$ 14,000	73.7	$ 223,000	$ 62,000	$ 161,000	259.7
Combined ratio (5)	98.6%	102.8%	—	(4.2) pts	107.9%	106.3%	—	1.6 pts

NM = Not Meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

Net realized investment losses before tax were $(90) million and $(144) million for the three months ended September 30, 2023 and 2022, respectively, and $(61) million and $(581) million for the nine months ended September 30, 2023 and 2022, respectively. The changes in fair value of the Company's investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option for its investments as permitted under GAAP.

(3)	Any incremental shares are excluded from the net loss per diluted share calculation as their effect would be anti-dilutive, in accordance with GAAP.
(4)

No reinsurance benefits were available for the catastrophe losses incurred during the nine months ended September 30, 2023 and 2022, as none of the catastrophe events during these periods individually resulted in losses in excess of the Company's retention limit. Catastrophe losses incurred during the nine months ended September 30, 2023 resulted primarily from winter storms and rainstorms in California, Texas and Oklahoma, and the impact of Hurricane Hilary in California. Catastrophe losses incurred during the nine months ended September 30, 2022 resulted primarily from winter storms, rainstorms and hail in Texas and Oklahoma, the impact of Hurricane Ian in Florida, and winter storms in California. The Company experienced favorable development of approximately $4 million and unfavorable development of approximately $4 million on prior years' catastrophe losses for the nine months ended September 30, 2023 and 2022, respectively.

(5)

The Company experienced favorable development of approximately $12 million and $1 million on prior accident years' loss and loss adjustment expense reserves for the three months ended September 30, 2023 and 2022, respectively, and favorable development of approximately $32 million and unfavorable development of approximately $50 million on prior accident years' loss and loss adjustment expense reserves for the nine months ended September 30, 2023 and 2022, respectively. The year-to-date favorable development in 2023 was primarily attributable to lower than estimated losses and loss adjustment expenses in the private passenger automobile and homeowners lines of insurance business, partially offset by unfavorable development in the commercial property line of insurance business. The year-to-date unfavorable development in 2022 was primarily attributable to higher than estimated losses and loss adjustment expenses in the private passenger automobile line of insurance business. Extreme rates of inflation in 2022 have begun to moderate in 2023, but remain elevated and continue to negatively impact loss severity.

Investment Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
(000's except average annual yield)
Average invested assets at cost (1)	$ 5,106,049	$ 4,912,521	$ 5,060,778	$ 4,889,050
Net investment income (2)
Before income taxes	$ 60,965	$ 44,563	$ 171,287	$ 118,469
After income taxes	$ 51,958	$ 38,653	$ 146,571	$ 103,091
Average annual yield on investments - after income taxes (2)	4.1%	3.2%	3.9%	2.8%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

Higher net investment income before and after income taxes for the three and nine months ended September 30, 2023 compared to the corresponding periods in 2022 resulted largely from higher average yield combined with higher average invested assets. Average annual yield on investments after income taxes for the three and nine months ended September 30, 2023 increased compared to the corresponding periods in 2022, primarily due to the maturity and replacement of lower yielding investments purchased when market interest rates were lower with higher yielding investments, as a result of increasing overall market interest rates, as well as higher yields on investments based on floating interest rates.

The Company continues to implement rate and non-rate actions to improve underwriting results. However, rate increases take time to earn in. Recent rate increases are summarized below:

	Rate Increases Implemented in 2022	Rate Increases Implemented in 2023	Rate Increases Pending Regulatory Approval Or Expected To Be Implemented in the Fourth Quarter of 2023

California Personal Auto	None	14.4% (b)	20.8% (d)
California Homeowners	None	12.6%	7.0% (e)
California Commercial Auto	None	29.8% (c)	None

Personal Auto Outside of California (a)	20.3%	18.9%	5.0% (f)
Homeowners Outside of California (a)	17.1%	19.7%	3.6% (f)

(a) Rate increase is a weighted average of increases in states outside of California based on earned premiums in 2022.
(b) Represents the cumulative effect of two rate increases: 6.9% in March 2023 and 6.99% in July 2023.
(c) Represents the cumulative effect of two rate increases: 13.0% in February 2023 and 14.9% in October 2023.
(d) Rate was filed in July 2023. Awaiting approval by the California Department of Insurance ("DOI") before it can be implemented.
(e) Rate was filed in May 2023. Awaiting approval by the California DOI before it can be implemented.
(f) Includes rates already approved but not implemented or rates that will be filed under "use and file" or "file and use."

CEO Gabe Tirador commented: "We are pleased that our rate and non-rate actions are manifesting in our improved underwriting results. The third quarter results also benefited from moderating inflation and favorable reserve development. Additionally, third quarter catastrophe losses were at a normal level, compared to the elevated levels experienced in the first and second quarters of 2023. Higher rates will continue to earn-in in the fourth quarter, which will help offset historically higher seasonal frequency and severity."

The Board of Directors declared a quarterly dividend of $0.3175 per share. The dividend will be paid on December 28, 2023 to shareholders of record on December 14, 2023.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers and direct-to-consumer sales in many states. For more information, visit the Company's website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 14, 2023.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Net premiums earned	$ 1,090,311	$ 996,939	$ 3,129,483	$ 2,947,000
Net investment income	60,965	44,563	171,287	118,469
Net realized investment losses	(90,001)	(144,213)	(60,772)	(581,237)
Other	3,917	2,998	15,000	7,141
Total revenues	1,065,192	900,287	3,254,998	2,491,373
Expenses:
Losses and loss adjustment expenses	823,742	787,462	2,651,081	2,436,175
Policy acquisition costs	181,569	168,870	518,813	487,444
Other operating expenses	69,192	68,585	207,223	208,305
Interest	5,918	4,273	16,398	12,822
Total expenses	1,080,421	1,029,190	3,393,515	3,144,746
Loss before income taxes	(15,229)	(128,903)	(138,517)	(653,373)
Income tax benefit	(7,002)	(30,600)	(43,459)	(147,471)
Net loss	$ (8,227)	$ (98,303)	$ (95,058)	$ (505,902)

Basic average shares outstanding	55,371	55,371	55,371	55,371
Diluted average shares outstanding	55,371	55,371	55,371	55,371

Basic Per Share Data
Net loss	$ (0.15)	$ (1.78)	$ (1.72)	$ (9.14)
Net realized investment losses, net of tax	$ (1.28)	$ (2.06)	$ (0.87)	$ (8.29)

Diluted Per Share Data
Net loss	$ (0.15)	$ (1.78)	$ (1.72)	$ (9.14)
Net realized investment losses, net of tax	$ (1.28)	$ (2.06)	$ (0.87)	$ (8.29)

Operating Ratios-GAAP Basis
Loss ratio	75.6%	79.0%	84.7%	82.7%
Expense ratio	23.0%	23.8%	23.2%	23.6%
Combined ratio	98.6%	102.8%	107.9%	106.3%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $4,306,573; $4,226,790)	$ 4,114,657	$ 4,088,311
Equity securities (cost $679,105; $668,843)	670,993	699,552
Short-term investments (cost $212,715; $123,928)	211,778	122,937
Total investments	4,997,428	4,910,800
Cash	453,936	289,776
Receivables:
Premiums	624,953	571,910
Allowance for credit losses on premiums receivable	(5,200)	(5,800)
Premiums receivable, net of allowance for credit losses	619,753	566,110
Accrued investment income	58,273	52,474
Other	18,262	11,358
Total receivables	696,288	629,942
Reinsurance recoverables (net of allowance for credit losses $6; $0)	26,446	25,895
Deferred policy acquisition costs	296,572	266,475
Fixed assets, net	148,668	171,442
Operating lease right-of-use assets	17,843	20,183
Current income taxes	75,279	55,136
Deferred income taxes	66,156	42,903
Goodwill	42,796	42,796
Other intangible assets, net	8,553	9,212
Other assets	92,273	49,628
Total assets	$ 6,922,238	$ 6,514,188
LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$ 2,723,776	$ 2,584,910
Unearned premiums	1,748,554	1,545,639
Notes payable	573,629	398,330
Accounts payable and accrued expenses	166,750	151,686
Operating lease liabilities	19,047	21,924
Other liabilities	316,150	289,568
Shareholders' equity	1,374,332	1,522,131
Total liabilities and shareholders' equity	$ 6,922,238	$ 6,514,188

OTHER INFORMATION
Common stock shares outstanding	55,371	55,371
Book value per share	$ 24.82	$ 27.49
Statutory surplus (a)	$1.57 billion	$1.50 billion
Net premiums written to surplus ratio (a)	2.71	2.65
Debt to total capital ratio (b)	29.5%	20.8%
Portfolio duration (including all short-term instruments) (a) (c)	3.7 years	3.5 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,035	1,101
Homeowners PIF	751	736
Commercial Auto PIF	42	39

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Reconciliations of Comparable GAAP Measures to Operating Measures(a)

Net premiums earned	$ 1,090,311	$ 996,939	$ 3,129,483	$ 2,947,000
Change in net unearned premiums	116,192	37,537	202,566	115,267
Net premiums written	$ 1,206,503	$ 1,034,476	$ 3,332,049	$ 3,062,267

Incurred losses and loss adjustment expenses	$ 823,742	$ 787,462	$ 2,651,081	$ 2,436,175
Change in net loss and loss adjustment expense reserves	(4,865)	(48,086)	(137,618)	(223,269)
Paid losses and loss adjustment expenses	$ 818,877	$ 739,376	$ 2,513,463	$ 2,212,906

Net loss	$ (8,227)	$ (98,303)	$ (95,058)	$ (505,902)
Less: Net realized investment losses	(90,001)	(144,213)	(60,772)	(581,237)
Tax on net realized investment losses(b)	(18,900)	(30,285)	(12,762)	(122,060)
Net realized investment losses, net of tax	(71,101)	(113,928)	(48,010)	(459,177)
Operating income (loss)	$ 62,874	$ 15,625	$ (47,048)	$ (46,725)

Per diluted share:
Net loss	$ (0.15)	$ (1.78)	$ (1.72)	$ (9.14)
Less: Net realized investment losses, net of tax	(1.28)	(2.06)	(0.87)	(8.29)
Operating income (loss) (c)	$ 1.14	$ 0.28	$ (0.85)	$ (0.84)

Combined ratio			107.9%	106.3%
Effect of estimated prior periods' loss development			1.0%	(1.7) %
Combined ratio-accident period basis			108.9%	104.6%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 8.
(b)	Based on federal statutory rate of 21%.
(c)	Operating income (loss) per diluted share for the three months ended September 30, 2023 and nine months ended September 30, 2022 do not sum due to rounding.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income (loss) is the GAAP measure that is most directly comparable to operating income (loss). Operating income (loss) is net income (loss) excluding realized investment gains and losses, net of tax. Operating income (loss) is used by management along with the other components of net income (loss) to assess the Company's performance. Management uses operating income (loss) as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income (loss) provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income (loss) highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income (loss), which is provided as supplemental information and should not be considered as a substitute for net income (loss), does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income (loss) to operating income (loss).

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com